As filed with the Securities and Exchange Commission on August 11, 1995

                                                      Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           ____________________


                                 FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ____________________


                           MICHAELS STORES, INC.
            (Exact name of registrant as specified in its charter)

                                  DELAWARE
                         (State or other jurisdiction
                       of incorporation or organization)

                                 75-1943604
                               (I.R.S. Employer
                              Identification No.)

                           5931 Campus Circle Drive
                             Irving, Texas 75063
                               P.O. Box 619566
                            DFW, Texas 75261-9566
                                (214) 580-8242
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           DONALD R. MILLER, JR.
                          5931 Campus Circle Drive
                            Irving, Texas 75063
                              (214) 580-8242
                   (Name, address, including zip code, and
                    telephone number, including area code,
                            of agent for service)

                           ____________________


                                Copies to:

         MARK V. BEASLEY, ESQ.                JAMES S. RYAN, III, ESQ.
         MICHAELS STORES, INC.                JACKSON & WALKER, L.L.P
           P.O. Box 619566                        901 Main Street
       Dallas, Texas 75261-9566                      Suite 6000
                                                Dallas, Texas 75202

                           ____________________


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant ot Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS              AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM
    OF SECURITIES TO                TO BE          OFFERING PRICE           AGGREGATE             AMOUNT OF
     BE REGISTERED                REGISTERED        PER UNIT (1)        OFFERING PRICE (1)     REGISTRATION FEE
_______________________________________________________________________________________________________________
Common Stock, par value        1,000,000 shares       $23.69              $23,690,000.00           $8,169.00
    $.10 per share


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on
    August 10, 1995.


                           ____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                             MICHAELS STORES, INC.

                                  Common Stock

     This Prospectus relates to the sale by Michaels Stores, Inc. (the "Company") of up to 1,000,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), upon exercise of options (the "Options") granted or to be granted under the terms of the Company's 1994 Non-Statutory Stock Option Plan (the "Plan"). This Prospectus also relates to the offer and sale of up to 1,000,000 shares of Common Stock by certain selling shareholders (the "Selling Shareholders") following the exercise by them of Options granted under the Plan.

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Following exercise of options, the Selling Shareholders or such successors in interest directly, or through designated agents, dealers or underwriters, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific number of shares of Common Stock to be sold, the names of the Selling Shareholders, the purchase price, the public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is quoted through The Nasdaq National Market (the "NASDAQ/NMS") and may be sold from time to time by the Selling Shareholders or such successors in interest either directly in private transactions, or through one or more brokers or dealers through the NASDAQ/NMS at such prices and upon such terms as may be obtainable.

     Upon any sale of the Common Stock offered hereby, the Selling Shareholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Shareholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales of securities offered hereby, except for proceeds from the exercise of the Options.

     No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $15,169.00.

     On August 10, 1995, the closing price of the Common Stock on the NASDAQ/NMS was $23.50.

                                  __________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSIONS OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  __________

               The date of this Prospectus is August 11, 1995.

                               AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago, Illinois (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York, New York (7 World Trade Center, 13th floor, New York, New York 10007). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 5931 Campus Circle Drive, Irving, Texas, its mailing address is P.O. Box 619566, DFW, Texas 75261-9566, and its telephone number at such address is (214) 714-7000.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended January 29, 1995; (ii) Quarterly Report on Form 10-Q for the quarter ended April 30, 1995; (iii) definitive proxy statement, dated May 8, 1995, relating to the Company's Annual Meeting of Shareholders held on June 6, 1995; and (iv) Registration Statement on Form 8-A (No. 0-11822) effective as of September 11, 1991 and any amendments filed thereto.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), and 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566,
Attention: Investor Relations, (214) 714-7000.

                              USE OF PROCEEDS

     The proceeds received by the Company from the sale of the Common Stock offered hereby upon exercise of the Options will be used for general corporate purposes, including, but not limited to, operating and working capital requirements. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders.

                             SELLING SHAREHOLDERS

     This Prospectus covers the purchase from the Company of up to 1,000,000 shares of Common Stock, in the aggregate, upon the exercise of Options by the holders thereof. This Prospectus also covers the subsequent offer and resale of such shares of Common Stock by the Selling Shareholders or their successors in interest.

     The 1994 Non-Statutory Plan Committee (the "Committee"), subject to the provisions of the Plan, will determine from time to time (i) the individuals, from among the Company's (or its subsidiaries') employees and key advisors, including officers and directors, to whom Options will be granted, (ii) the number of shares to be covered by each Option and (iii) the purchase price of Common Stock subject to each Option, which shall be no less than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board of Directors of the Company (the "Board") or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, of the Committee, the Plan will terminate on December 31, 2014, and no Options may be granted pursuant to the Plan after such date.

     The following table sets forth information concerning the Common Stock owned by the following Selling Shareholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted herein:


                                                                Common Stock
                                               Beneficial        Offered for        Beneficial
                                              Ownership of         Selling         Ownership of
                                              Common Stock       Shareholders'     Common Stock   Percent of
                         Position with the      Prior to         Account upon         After       Class after
Name                         Company           Offering(1)         Exercise         Offering(2)   Offering(2)
- ----                     -----------------    ------------       ------------      ------------   -----------
Sam Wyly                  Chief Executive      2,634,905(3)        100,000          2,534,905        11.4%
                            Officer and
                          Chairman of the
                        Board of Directors

Charles J. Wyly, Jr.     Vice Chairman of      2,247,607(4)         50,000          2,197,607        10.1%
                          the Board of
                            Directors

Evan A. Wyly              Director and           175,875(5)         30,000            145,875          *
                         Vice President

Donald R. Miller, Jr.     Director and           113,437(6)         30,000             83,437          *
                         Vice President

__________________

* Indicates shares held are less than 1% of class.

   (1)Includes all shares that may be acquired upon exercise of options currently exercisable or exercisable within sixty (60) days of the date hereof.
   (2)Assumes the exercise of all options related to the Common Stock offered for such Selling Shareholder's account and the sale of such underlying shares.
   (3)Includes 250,000 shares subject to options presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Wyly; 50,000 shares subject to options granted pursuant to the Plan but not presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Wyly; 600,000 shares subject to presently exercisable options held of record by Tallulah, Ltd., a limited partnership of which Mr. Wyly is general partner; 874,536 shares held of record by Tallulah, Ltd.; 536,615 shares held of record by family trusts of which Mr. Wyly is trustee; 300,000 shares held of record by Maverick Entrepreneurs
Fund, Ltd. ("Maverick"), a limited partnership of which Mr. Wyly is a general partner; 7,918 shares held as guardian of a minor child; and 15,836 shares held of record by certain of Mr. Wyly's adult children, who have given him the power to vote such shares.
   (4)Includes 425,000 shares subject to options presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Wyly; 25,000 shares subject to options granted pursuant to the Plan but not presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Wyly; 755,000 shares held of record by Brush Creek, Ltd.; a limited partnership of which Mr. Wyly is general partner; 742,233 shares held of record by family trusts of which Mr. Wyly is trustee; 300,000 shares held of record by Maverick, of which Mr. Wyly is a general partner; and 374 shares held of record by Mr. Wyly's adult children, who have given him the power to vote such shares.

   (5)Includes 55,875 shares held of record by Mr. Wyly; 105,000 shares subject to options presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Wyly; and 15,000 shares subject to options granted pursuant to the Plan but not presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr.
Wyly.
   (6)Includes 4,000 shares held of record by Mr. Miller; 187 shares held by Mr. Miller's spouse; 94,250 shares subject to options presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Miller; and 15,000 shares subject to options granted pursuant to the Plan but not presently exercisable or exercisable within sixty (60) days of the date hereof held of record by Mr. Miller. Excludes an estimated 8,255 shares held in 401(k) Plan Trust; Mr. Miller disclaims any investment control over the Company's Common Stock held by the 401(k) Plan Trust.


   Certain information required pursuant to the Securities Act relating to the Selling Shareholders will be provided by a Prospectus Supplement.

                            PLAN OF DISTRIBUTION

     The Common Stock may be issued to the Selling Shareholders or permitted transferees from time to time by the Company upon exercise of the Options. The Common Stock may be sold from time to time by any of the Selling Shareholders, or by pledgees, donees, tranferees or other successors in interest. The Common Stock may be disposed of from time time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or such successors in interest and/or from the purchasers of the Common Stock for whom they may act as agent, (iv) the writing of options on the Common Stock, (v) the pledge of the Common Stock as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Common Stock or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of the applicable exchange, or in transactions in the over the counter market including through The Nasdaq Stock Market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at the negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Common Stock, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents.

                                LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                   EXPERTS

     The consolidated financial statements of Michaels Stores, Inc., incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 29, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

           TABLE OF CONTENTS

                                   PAGE
                                   ----

Available Information..............   2
Incorporation of Certain
  Documents by Reference...........   2
Use of Proceeds....................   3
Selling Shareholders...............   3
Plan of Distribution...............   6
Legal Matters......................   7
Experts............................   7


No person has been authorized to give
any information or to make any
representations other than those
contained in this Prospectus, and if
given or made, such information or
representations must not be relied
upon. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any
securities other than registered
securities to which it relates, or an
offer to or a solicitation of any
person in any jurisdiction where such
offer or solicitation would be
unlawful. The delivery of this
Prospectus at any time does not imply
that the information herein is
correct as of any time subsequent to
its date.





       MICHAELS STORES, INC.
            PROSPECTUS
          August 11, 1995

                          PART II
        INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by Michaels Stores, Inc. (the "Registrant"), are as follows:

    Registration Fees......................   $ 8,169.00
    Accounting Fees and Expenses...........     2,500.00
    Legal Fees and Expenses................     4,000.00
    Miscellaneous..........................       500.00
                                              ----------
    Total..................................   $15,169.00

   ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

   Reference is made to Article Nine of the Registrant's Restated Certificate of Incorporation, as amended, Exhibit 4.1 of this Registration Statement, which provides for indemnification of directors and officers.

   Reference is made to Article IX of the Registrant's Amended Bylaws,
Exhibit 4.2 to this Registration Statement, which provides for indemnification of directors and officers.

   In addition, the Registrant has entered into Indemnity Agreements with certain of its directors and executive officers.

   The Registrant has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Registrant against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

   ITEM 16. EXHIBITS.

   The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT
- -------    ----------------------
1          None.

2          None.

4.1        Form of Common Stock Certificate.(1)

4.2 Common Stock and Warrant Agreement dated as of October 16, 1984 between Michaels Stores, Inc. and Peoples Restaurants, Inc., including form of Warrant.(2)

4.3        First Amendment to Common Stock and Warrant Agreement dated
           October 31, 1984 between The First Dallas Group, Ltd. and Michaels
           Stores, Inc.(2)

4.4        Second Amendment to Common Stock and Warrant Agreement dated
           November 28, 1984 between First Dallas Investments-Michaels I, Ltd.
           and Michaels Stores, Inc.(2)

4.5        Third Amendment to Common Stock and Warrant Agreement dated
           February 27, 1985 between First Dallas Investments-Michaels I, Ltd.,
           The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and
           Michaels Stores, Inc.(3)

4.6        Amendment to Common Stock and Warrant Agreement dated September 1,
           1992 between Michaels Stores, Inc., The Andrew David Sparrow Wyly
           Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The
           Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The
           Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The
           Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and
           Tallulah, Ltd.(4)

4.7        Indenture, dated as of January 22, 1993, between Michaels Stores,
           Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up Convertible Subordinated Note, included therein.(2)

5          Opinion of Jackson & Walker, L.L.P.(5)

8          None.

12         None.

15         None.

23.1       Consent of Ernst & Young LLP.(5)

23.2       Consent of Jackson & Walker, L.L.P.(6)

24         Power of Attorney.(7)

25         None.

26         None.

27         None.

28         None.

99         1994 Non-Statutory Stock Option Plan.(5)

__________

(1)  Previously filed as an exhibit to the Registrant's Registration
     Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(3)  Previously filed as an exhibit to the Registrant's Registration
     Statement on Form S-8 (No. 33-11985) and incorporated herein by reference.

(4)  Previously filed as an exhibit to the Registrant's Registration
     Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(5)  Filed herewith.

(6)  Included in the opinion of Jackson & Walker, L.L.P., filed herewith.

(7)  Included in the signature pages hereto.

ITEM 7.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

     Each person whose signature appears below authorizes R. Don Morris and Mark V. Beasley, or either of them, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 11th day of August, 1995.



                                       MICHAELS STORES, INC.

                                            /s/ R. DON MORRIS
                                       By:____________________________________
                                            R. Don Morris
                                            Executive Vice President and Chief
                                            Financial Officer

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURES                             TITLE                              DATE
        ----------                             -----                              ----

                                          Chairman of the
/s/      SAM WYLY                    Board of Directors and
___________________________           Chief Executive Officer                August 11, 1995
         Sam Wyly                  (Principal Executive Officer)

/S/ CHARLES J. WYLY, JR.
___________________________            Vice Chairman of the                  August 11, 1995
   Charles J. Wyly, Jr.                 Board of Directors

/S/ RICHARD E. HANLON
___________________________                  Director                        August 11, 1995
    Richard E. Hanlon



        SIGNATURES                             TITLE                              DATE
        ----------                             -----                              ----
/s/   F. JAY TAYLOR
___________________________                  Director                        August 11, 1995
      F. Jay Taylor

/s/ MICHAEL C. FRENCH
___________________________                  Director                        August 11, 1995
    Michael C. French

/s/    EVAN A. WYLY
___________________________                  Director                        August 11, 1995
      Evan A. Wyly

/s/ DONALD R. MILLER, JR.
___________________________                  Director                         July 26, 1995
  Donald R. Miller, Jr.


                                     Executive Vice President
/s/   R. DON MORRIS                and Chief Financial Officer
___________________________     (Principal Financial and Accounting          August 11, 1995
      R. Don Morris                          Officer)


                              INDEX TO EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION OF EXHIBIT
- -------      ----------------------
1            None.

2            None.

4.1          Form of Common Stock Certificate.(1)

4.2          Common Stock and Warrant Agreement dated as of
             October 16, 1984 between Michaels Stores, Inc.
             and Peoples Restaurants, Inc., including form of Warrant.(2)

4.3          First Amendment to Common Stock and Warrant
             Agreement dated October 31, 1984 between
             The First Dallas Group, Ltd. and Michaels
             Stores, Inc.(2)

4.4          Second Amendment to Common Stock and Warrant
             Agreement dated November 28, 1984 between First
             Dallas Investments-Michaels I, Ltd. and Michaels
             Stores, Inc.(2)

4.5          Third Amendment to Common Stock and Warrant
             Agreement dated February 27, 1985 between First
             Dallas Investments-Michaels I, Ltd., The First
             Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr.
             and Michaels Stores, Inc.(3)

4.6 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores,
             Inc., The Andrew David Sparrow Wyly Trust, Charles J.
             Wyly, Jr., The Martha Caroline Wyly Trust, The Charles
             Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The
             Jennifer Lynn Wyly Trust, Donald R. Miller, Jr.,
             Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa
             Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly
             Children's Trust No. 1 of 1965 fbo Kelly Wyly and
             Tallulah, Ltd.(4)

4.7          Indenture, dated as of January 22, 1993, between
             Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4%
             Step-Up Convertible Subordinated Note, included therein.(2)

5            Opinion of Jackson & Walker, L.L.P.(5)

8            None.



EXHIBIT
NUMBER       DESCRIPTION OF EXHIBIT
- -------      ----------------------

12           None.

15           None.

23.1         Consent of Ernst & Young, LLP.(5)

23.2         Consent of Jackson & Walker, L.L.P.(6)

24           Power of Attorney.(7)

25           None.

26           None.

27           None.

28           None.

99           1994 Non-Statutory Stock Option Plan.(5)

_______________________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-11985) and incorporated herein by reference.


(4) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(5) Filed herewith.

(6) Included in the opinion of Jackson & Walker, L.L.P., filed herewith.

(7) Included in the signature pages hereto.
